Exhibit 99.1
                                                                    ------------



                     SKADDEN, ARPS, SLATE MEAGHER & FLOM LLP
                               ONE RODNEY SQUARE
                                  P.O.BOX 636
                        WILMINGTON, DELAWARE 19899-0636

                              TEL: (302) 651-3OOO
                              FAX: (302) 651-3001



                                                     November 16, 2006




The Honorable John W. Noble
Vice Chancellor
Court of Chancery of the State of Delaware
Judicial Chambers
417 South State Street
Dover, DE 19901

                    RE: Brencourt Advisors, LLC v. Interstate Bakeries Corporation, C.A. No. 2506-N
                          ----------------------------------------------

Dear Vice Chancellor Noble:


                  On behalf of Interstate Bakeries Corporation ("Interstate Bakeries" or the "Company"), I write regarding tomorrow's 2:00 p.m. teleconference in the above captioned action. Brencourt Advisors, LLC ("Brencourt" or "Plaintiff") requests a trial date of December 18, 2006 or thereabouts in this action seeking to compel Interstate Bakeries to convene an annual meeting of stockholders pursuant to 8 Del. C. ss. 211. For the reasons set forth below, the Company submits that such a schedule is too aggressive.

                  While Interstate Bakeries agrees that a Section 211 action is ordinarily a summary procedure that is promptly heard by the Court of Chancery, this case is not a typical Section 211 case because Interstate Bakeries has filed for bankruptcy protection under chapter 11 of the federal Bankruptcy Code and is, and has been, a debtor-in-possession under the Bankruptcy Code for over two years. As a result, under both Delaware and federal law, the decision as to who should manage the business and affairs of the Company is ultimately the decision of the bankruptcy court overseeing the Company's chapter 11 reorganization, not the stockholders. See 8 Del. C. ss. 303.(1) Accordingly, Interstate Bakeries submits that the issue of who should constitute the

__________________________

(1) 8 Del. C. ss. 303(a) provides in relevant part: "Any corporation of this State, an order for relief with respect to which has been entered pursuant to the Federal Bankruptcy Code, 11 U.S.C. ss. 101 et seq., or any successor statute, may put into effect and carry out any decrees and orders of the court or judge in such bankruptcy proceeding and may take any corporate action provided or directed by such decrees and orders, without further action by its directors or stockholders."

     8 Del. C. ss. 303(b) provides in relevant part: "Such corporation may, in the manner provided in subsection (a) of this section, . . . constitute or reconstitute and classify or reclassify its board of directors, and name, constitute or appoint directors and officers in place of or in addition to all or some of the directors or officers then in office. . . ."

The Hon. John W. Noble
November 16, 2006
Page 2


Company's board of directors should be submitted to the bankruptcy court in the first instance.

                  Interstate Bakeries is currently in active discussions with the three main constituencies in the bankruptcy case - the secured lenders, the Official Committee of Unsecured Creditors, and the Official Equity Committee (of which Plaintiff is a member) regarding the makeup of the board. If an agreement on the board's membership is reached by these parties, we anticipate making a joint motion to the United States Bankruptcy Court for the Western District of Missouri (the "Bankruptcy Court") for an order reconstituting the board in accordance with the parties' agreement. Under Section 303 of the Delaware General Corporation Law ("DGCL"), that order of the Bankruptcy Court should be respected and there will be no need to schedule a stockholders meeting to elect directors. See 8 Del. C. ss. 303.

                  In the event that no agreement is reached by the constituencies to the bankruptcy proceeding, Interstate Bakeries presently intends to file a motion in the Bankruptcy Court asking that court to constitute or reconstitute the board and to enjoin further prosecution of this action by Brencourt. Interstate Bakeries presently intends to file that motion by November 29, 2006, the last date motions can be filed in order to be heard on December 19, 2006, which is the next regularly-scheduled omnibus hearing in Interstate Bakeries' bankruptcy case. A board meeting to consider any compromise board composition proposals or to authorize a motion to reconstitute the board is scheduled for November 28, 2006.

                  Thus, Interstate Bakeries proposes that, for reasons of comity, efficiency, and fairness to all of Interstate Bakeries' constituencies, the Court should wait until after December 19, 2006 to schedule the trial in this action, as the necessity of such a trial will be much clearer at that time. The grounds for this request are discussed more fully below.

Background

                  On September 22, 2004, Interstate Bakeries and seven of its subsidiaries and affiliates filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court, Case Nos.

The Hon. John W. Noble
November 16, 2006
Page 3


04-45814 and 04-45816-04-45822. Since the chapter 11 filing, the Company has operated its businesses as a debtor-in-possession under the direct supervision of the Bankruptcy Court. As a result, the Interstate Bakeries' board of directors has not convened an annual meeting of stockholders since the bankruptcy petition was filed.

                  Throughout the bankruptcy proceedings, Interstate Bakeries' stockholders and creditors have had significant input into the Company's direction. On September 24, 2004, the United States Trustee appointed the official committee of unsecured creditors to serve as their voice in the reorganization proceedings. On November 29, 2004, the U.S. Trustee appointed the official committee of equity holders to represent the interest of equity holders in the reorganization proceedings. Interstate Bakeries' secured lenders - its banks - are also active participants in the bankruptcy case.

                  In keeping with the Company's goal of maintaining transparency in the reorganization process and established bankruptcy procedures, the equity committee, the creditors committee and the banks have each had opportunities to be heard on all of the board's strategic decisions that were outside the ordinary course of business, and those decisions were ultimately subject to the approval of the Bankruptcy Court. For the past two years, the Company has made regular - at least every eight weeks - and detailed presentations to equity committee members. Indeed, counsel to the equity committee has described its discussions with the Company as frank and candid. (See June 27, 2006 letter from D. Farrington Yates & Peter D. Wolfson, counsel to the Equity Committee, to J. Eric Ivester, at 2, attached hereto as Ex. A.)

                  Brencourt and its fellow equity committee members have also had significant input into the makeup of the board. At the request of Plaintiff, the board recently filled two positions with individuals proposed by Brencourt. Specifically, on July 21, 2006, Plaintiff wrote a letter to the Chairman of the Interstate Bakeries' Board expressing its "support [for the board's] efforts in the complex and multi-variable tasks of dealing with issues such as leadership, marketing, labor and operations at Interstate Bakeries." (See Brencourt's
Schedule 13D, dated July 21, 2006, at 7, attached hereto as Ex. B.) In that letter, Plaintiff asked that four new directors join the board and submitted a list of eight candidates for those positions. (Id.) The board took this request seriously and appointed two new members from Plaintiff's list. However, Brencourt has not been satisfied with mere board representation, but wants to effect a change in control of the board.

The Hon. John W. Noble
November 16, 2006
Page 4


The Role Of The Bankruptcy Court
--------------------------------

                  A majority of Interstate Bakeries' directors are concerned about Plaintiff's efforts to cause an immediate and wholesale turnover of the board because the Company is at a crucial stage in its longstanding reorganization efforts and changing control of the board would endanger those efforts. In addition, a change of control through stockholder action would cause a default under the Company's debtor-in-possession credit agreement and increase the likelihood that the Company will not be able to file its outstanding financial reports in time to stop the SEC from de-registering Interstate Bakeries' common stock. Typically, such arguments provide no grounds for delaying an annual meeting of stockholders because the incumbent directors should make that case to the stockholders, not the Court of Chancery. Here, however, the Interstate Bakeries' board merely seeks time to make its case to the Bankruptcy Court, which has the ultimate authority under federal and state law to determine the directors and officers of the corporation. The scheduling of this action should be in accordance with the important role the Bankruptcy Court will play in the resolution of this dispute.

                  Section 303 of the DGCL recognizes a bankruptcy court's authority to control the membership of the board of directors of a corporate debtor in bankruptcy. 8 Del. C. ss. 303. Under this statute, Interstate Bakeries may "put into effect and carry out any decrees and orders of the court or judge in such bankruptcy proceeding . . . without further action by its directors or stockholders." 8 Del. C. ss. 303(a). The bankruptcy court's orders can "constitute or reconstitute . . . its board of directors, and name, constitute or appoint directors and officers in place of or in addition to all or some of the directors or officers then in office . . . ." 8 Del. C. ss. 303(b). The appointment of directors by the bankruptcy court will have "like effect as if exercised and taken by unanimous action of the . . . stockholders of the corporation." 8 Del. C. ss. 303(a).

                  Federal law similarly gives the bankruptcy court the authority to reconstitute the board, abolish it altogether, or to appoint a responsible officer to supplant the authority of the board. See In re United Press Int'l, Inc., 60 B.R. 265, 272 (Bankr. D.D.C. 1986); Matter of FSC Corp., 38 B.R. 346
(Bankr. W.D. Pa. 1983).

                  Plaintiff ignores Section 303 and instead cites Saxon Industries, Inc. v. NKFW Partners, 488 A.2d 1298 (Del. 1984) for the proposition that courts should compel an annual meeting under Section 211 even after a bankruptcy petition has been filed. Saxon is inapposite for three reasons. First, since Saxon was decided, Section 303 has been amended to make clear that the bankruptcy court's power over the makeup of the board applies during all phases of a bankruptcy proceeding, not

The Hon. John W. Noble
November 16, 2006
Page 5


just when there is a confirmed plan of reorganization. Ch. 326, L. '04 Synopsis of Section 303. Second, in Saxon, the bankruptcy court overseeing the chapter 11 proceedings had approved the equity holders filing of a Section 211 complaint in the Court of Chancery. Saxon, 488 A.2d at 1300. Here, Brencourt did not seek Bankruptcy Court approval before filing this suit. Third, in Saxon, the complaint was filed in February and tried in June, a period approximately four times longer than the one month schedule sought by Plaintiff here. The Company expects that a four month trial schedule in this action would be sufficient to give the Bankruptcy Court time to act.

                  Consistent with Delaware law's acknowledgment of the central role that the Bankruptcy Court should play in determining the membership of Interstate Bakeries' board of directors, the Company will likely file a motion in the Bankruptcy Court on or before November 29, 2006, asking that court to reconstitute the board pursuant to 8 Del. C. ss. 303(a) and federal bankruptcy law. At present, negotiations are ongoing among the Company, its banks, the unsecured creditors committee and the equity committee to try to reach an agreement on the membership of the board so that a joint motion can be presented to the Bankruptcy Court. If an agreement is not reached, the Company will likely file a motion in the Bankruptcy Court seeking an order setting the membership of the board of directors in a manner that is representative of the views of all of its constituents (as opposed to just one) and that does not result in a change of control. The Company submits that in all likelihood, the Bankruptcy Court's decision will moot the relief sought by Brencourt here.

                  Any motion, jointly presented or otherwise, would be heard by the Bankruptcy Court at the next regularly-scheduled omnibus hearing in the bankruptcy case. The Company therefore asks the Court to wait until after that hearing to set a trial date in this action.

Comity, Efficiency And Fairness Support Waiting To Set A Trial Date

                  Interstate Bakeries asks the Court to hold off scheduling a trial here until after the Bankruptcy Court rules on the motion to reconstitute the board in the bankruptcy case for three reasons. First, Interstate Bakeries submits that principles of comity support giving the Bankruptcy Court time to act in light of the special role that a bankruptcy court plays in the management of the debtor corporation (a role acknowledged by Section 303 of the DGCL). Plaintiff asserts in its Complaint that "[c]onvening an annual meeting of IBC's stockholders will not adversely affect the Company's Chapter 11 reorganization plan . . . ." (Compl. at P. 13) However, Plaintiff's actions demonstrate that its only intent in attempting to convene a meeting of stockholders is to hijack the process at a critical stage in the reorganization which could have serious consequences to the Company's ability to emerge from

The Hon. John W. Noble
November 16, 2006
Page 6


bankruptcy. Where, as here, there is evidence of such "clear abuse," bankruptcy courts have refused to permit stockholder meetings. See, e.g., Manville Corp. v. Equity Sec. Holders Comm. (In re Johns-Manville Corp.), 66 B.R. 517, 542 (Bankr. S.D.N.Y. 1986) (granting injunction preventing shareholder committee from proceeding with action in state court to compel shareholder meeting upon finding of clear abuse). Interstate Bakeries' respectfully submits that the Plaintiff should explain and defend its actions to the Bankruptcy Court that has been overseeing the Company's efforts to rehabilitate itself for two years rather than to this Court, which would be starting on unfamiliar ground.

                  Second, as a practical matter, this Court and Interstate Bakeries may waste resources litigating this state law claim only to have the outcome of any possible stockholder election mooted by the decision of the Bankruptcy Court, which has the power to reconstitute the new board regardless of the decision of the stockholders. It makes little sense to impose the significant costs - both in dollars and management's time and attention - of preparing for and holding a summary trial when an event in the very near future may render the outcome of that trial meaningless.

                  Third, allowing the Bankruptcy Court the opportunity to act in the first instance ensures fairness to all of the constituencies involved in Interstate Bakeries' bankruptcy case. Plaintiff's rhetoric aside, the interests of stockholders are not paramount in this case, which involves a corporation that has filed a petition to reorganize. A bankruptcy debtor must be managed to maximize the value of the estate for the benefit of all constituents including creditors - not just equity holders. Logan v. JKV Real Estate Servs. (In re Bogdan), 414 F.3d 507, 515 (4th Cir. 2005) (stating that "the more fundamental policy undergirding the bankruptcy system" is "to maximize the value of the estate so that the claims against the debtor are paid to the fullest extent possible."). Delaware law similarly acknowledges that directors of an insolvent corporation owe fiduciary duties to creditors as well as stockholders. See Prod. Res. Group, LLC v. NCT Group, Inc., 863 A.2d 772, 790-91 (Del. Ch. 2004). Indeed, it is often the case in bankruptcy proceedings that equity has a negligible interest at stake because the creditors do not expect to be paid in full. Interstate Bakeries submits that Section 303's limitation on the effectiveness of the stockholder's franchise is a reflection that stockholder rights are not always paramount in the bankruptcy context. Consistent with these principles, the Bankruptcy Court, not the stockholders, should decide who should manage the debtor-in-possession, after taking into account the interests of all of the constituencies of Interstate Bakeries' bankruptcy estate.

The Hon. John W. Noble
November 16, 2006
Page 7


Even If The Court Does Not Await The Bankruptcy Court's Decision,
-----------------------------------------------------------------
The Trial Should Be Set For Late January At The Earliest,
---------------------------------------------------------

                  Even absent the bankruptcy issues, the Company would ask the Court not to set a trial date until late January at the earliest. A battle for control of the board of directors will inevitably become the focus of senior management and the Company's advisors. Interstate Bakeries cannot afford such a distraction over the next several weeks. The Company is in the midst of several critical tasks that must be completed for a successful reorganization of the Company.

                  Most significantly, the Company is focused on meeting the conditions to a proposed settlement of a pending SEC investigation regarding the Company's accounting. Management has worked very hard to become current with its financial statements, and expects to have current financial statements in place by December 31, 2006. In an October 25, 2006 letter, the SEC advised the Company that it would settle the pending investigation, but only if the Company meets the December 31, 2006 deadline:

           As you know, because IBC is delinquent with its periodic filings, the company will be in violation of the Commission order as soon as it is entered. Please be advised that unless IBC files all outstanding Forms 10-K or 10-Q by December 31, 2006, including those then due by December 31, 2006, the staff intends to recommend to the Commission that it institute proceedings pursuant to Section 12(j) of the Securities Exchange Act of 1934 to revoke the registration of IBC's common stock and that it file a federal court action seeking enforcement of the cease-and-desist order.

(See letter from John C. Martin, SEC Branch Chief to Tina Tchen, Esq., dated Oct. 25, 2006, attached hereto as Ex. C.)

                  Thus, it is critical that management focus its resources on achieving current financial statements by December 31, 2006. This brief delay to allow Interstate Bakeries to bring its financial statements current will have an added benefit in the event that a corporate election is held. The SEC proxy rules prohibit registered companies from convening annual meetings for the purpose of electing directors without first disseminating an annual report and either a proxy statement or an information statement. 17 C.F.R. ss.ss. 240.14a-4; 14c-2; and 14c-3. Thus, a short delay in scheduling this action will not only allow the Company to achieve its important settlement with the SEC, but will allow the Company to comply with federal law in any upcoming election as well.

The Hon. John W. Noble
November 16, 2006
Page 8


                  A trial date in late January will also give the parties an opportunity to engage in discovery in order to make an orderly presentation to the Court at the trial. Brencourt has advised us that they intend to take discovery into any defenses the Company will present at trial. If a trial were held in this action instead of awaiting a decision of the Bankruptcy Court, the Company would likely put before this Court the same issues that will be presented to the Bankruptcy Court. We would call witnesses to testify about the ongoing reorganization efforts, and may present testimony from the secured and unsecured creditors who likely have greater financial stake in the success of that reorganization than Brencourt or its fellow stockholders.

                  The Company's witnesses would explain that the reorganization efforts are at a critical juncture, as the Company is (a) conducting a CEO search to find a permanent, experienced leader; (b) taking initial steps to determine potential exit financing capacity; and (c) developing a business plan that takes into account the actual results achieved since its recent business restructuring. The witnesses would also address the actual economic interest, if any, of equity holders at present, the timing of and basis with respect to Plaintiff's purchase and sale of the Company's common stock prior to its joining the equity committee and Plaintiff's motive for seeking control of Interstate Bakeries' Board at this time. The evidence would show that an annual meeting, proxy contest, wholesale changes of the Board and the delay that will necessarily result from such events would (i) hinder the Company's search for a new CEO; (ii) create a default under the Company's critical Debtor-In-Possession Financing Facility; (iii) cause the Company to lose customers, or at the least making it impossible to garner new customers, or to recover lost sales or increase sales to existing customers; (iv) cause vendors to tighten credit terms, further increasing the Company's current cash usage; (v) increase the Company's losses of key employees, including, potentially, senior level management; and (vi) lead to further detrimental litigation.

                  The Company submits that the Bankruptcy Court is the preferred forum to hear this evidence, as it goes more directly to that court's role in protecting the interests of Interstate Bakeries' creditors and maximizing the value of the bankruptcy estate. However, if the Company is forced to litigate first in this Court, we intend to put such evidence into the record and expect that Brencourt will want the opportunity to test such evidence through discovery. Thus, a trial at any time earlier than late January would be unduly aggressive.

In The Exercise Of Discretion, The Court Should Set Another Scheduling
----------------------------------------------------------------------
Conference For A Date After December 19, 2006
---------------------------------------------

                  Brencourt has not identified any imminent harm that will result from a brief delay in setting a trial date. Brencourt's request for an immediate hearing is

The Hon. John W. Noble
November 16, 2006
Page 9


premised entirely on the fact that Section 211 is a summary procedure. It is a summary procedure, but nothing in the statute strips this Court of its inherent discretion over scheduling matters. "Not all delays in holding an annual meeting are necessarily inexcusable. . . ." Tweedy, Browne & Knapp, LP v. Cambridge
Fund, Inc., 318 A.2d 635, 637 (Del. Ch. 1974) (citing In re Tonopah United Water Co., 139 A. 762 (Del. Ch. 1927)).

                  Interstate Bakeries submits that comity, fairness and efficiency will be served by waiting until after the December 19, 2006 hearing date in the Bankruptcy Court before setting a trial date in this action. By that time, both sides will be in a better position to understand whether this case is worth pursuing. Indeed, rushing to hold a stockholders' election before the Bankruptcy Court has had an opportunity to act is pointless because that court could immediately undo the outcome of the election by reconstituting the board or appointing a trustee.

                  Accordingly, Interstate Bakeries respectfully requests that the Court set a scheduling conference after December 19, 2006 for the purpose of setting a trial date in this action. If Your Honor requires anything further, counsel is available at the request of the Court.


                                          Respectfully,


                                          /s/ Paul J. Lockwood


                                          Paul J. Lockwood (I.D. No. 3369)


cc:      Register in Chancery
         Samuel A. Nolen, Esq.

                                   EXHIBIT A

Sonnenschein
Sonnenschein, Nath & Rosenthal LLP                   1221 Avenue of the Americas
                                                                      25th Floor
                                                         New York, NY 10020-1089
                                                                    212.768.6700
                                                                212.768.6800 fax
                                                           www.sonnenschein. com

June 27, 2006
VIA FIRST CLASS MAIL AND E-MAIL
-------------------------------

J. Eric Ivester, Esq.
Skadden Arps Slate Meagher & Flom LLP
333 West Wacker
Drive, Suite 2100 Chicago, IL 60606-1285


Re: IBC - Meeting with Board of Directors

Dear Eric:

        We are writing to you in follow up to the concerns that the Official Committee of Equity Security Holders (the "Equity Committee") of Interstate Bakeries Corporation ("IBC" or the "Debtors") has expressed to the Debtors through its professionals and management about the progress of the Debtors' restructuring and reorganization process. 7n this regard, the Equity Committee requests a meeting with the Board of Directors of IBC (the "Board") to discuss
(i) the status and progression of the business turnaround for IBC and alternatives being considered by the Board to expedite such progress and (ii) adding the four individuals identified below to the Board. We request that this meeting be scheduled as soon as possible.

        Notwithstanding the significant efforts of the Debtors and their professionals, IBC continues to have challenges with its restructuring efforts:

         o The operating performance (both key operating statistics and financial performance metrics) are trailing budget and management has identified this as a trend as opposed to a short term aberration.

         o IBC's debtor in possession financing package expires in September of this year and we understand that upon the commencement of fiscal year 2007 (June 4, 2006), the Net Total Usage provision applicable in fiscal year 2006 will no longer be available to shield missed cumulative EBITDA covenants, if applicable.

Sonnenschein
Sonnenschein, Nath & Rosenthal LLP


Correspondence to J. Eric Ivester, Esq.
June 27, 2006
Page 2




         o MC still has not published audited financial information for fiscal years 2004 or 2005, and, according to management, such status remains an impediment to improving the disclosures made in the Debtors' Monthly Operating Reports.

         o The Debtors have politely rebuffed our efforts to introduce to it consultants offering operating expertise.

         o We have not heard further on IBC's efforts to identify permanent management to replace or supplement Alvarez & Marsal through the balance of its engagement.

         Overall, the Equity Committee has been exceedingly patient with the pace and direction of the Debtors' turnaround to date. However, in light of the most recent financial and performance information received from the Debtors, and what we understand will be presented in the new business plan later this week, the Equity Committee feels it is imperative to meet with the Board as soon as it can be arranged to discuss these concerns and to seek a mutually agreeable structure in which such issues shall be addressed.

        As we discussed with you briefly after our last constituent meeting, the Equity Committee would like the Board to consider adding directors to the Board that can provide expertise and experience in financial restructurings generally and bakery and food operations specifically. We view our relationship with the Board as collaborative, and want to continue our frank and candid discussion on the direction for the turnaround for IBC in a cooperative way. Accordingly, we do not suggest a wholesale replacement of the Board through a shareholders' meeting or other method at this time. We expect that the Board will take this request from a substantial share of the IBC's owners seriously and will consequently provide it with an appropriate level of deliberation. With respect to each Board candidate, we have described generally his relevant qualifications and. credentials, the reason why the Equity Committee believes each should be considered as a potential candidate, and attach a copy of his current resume. If you have any questions regarding these individuals, then please contact either of us.

Sonnenschein
Sonnenschein, Nath & Rosenthal LLP

Correspondence to J. Eric Ivester, Esq.
June 27, 2006
Page 3



        Our proposed additions to the Board are:

         1. David Weinstein - Mr. Weinstein has extensive experience with respect to financial restructurings and has acted as the chairman of the board of directors of the Pioneer Companies, Inc. and York Research Corporation. After commencing his career as an attorney involved with raising various forms of financing, Weinstein worked at various financial and investment organizations including BNP Paribas, Bank of Boston, Chase Securities and Lehman Brothers. The Equity Committee believes that Weinstein will add depth and perspective to the Board as to its role supervising the turnaround of IBC.

         2. David Pauker - Mr. Pauker is currently affiliated with Goldin Associates, a leading turnaround consulting firm. Pauker has over 20 years experience in the distressed field. He is currently the CRO for Refco, Inc. He has acted as chief restructuring officer, interim CEO or COO for numerous underperforming or distressed companies. Packer has expertise with respect to restructuring business operations for companies in the food industry having served as the CEO of Vlasic Foods International, a major food company with over $900 million in annual sales under the Swanson, Hungry Man, Vlasic, and Open Pit brands. The Equity Committee eels that Pauker provides a blend of turnaround expertise focused on improving business operations with experience in the bakery and food industries specifically, which knowledge could be helpful to the Board.

         3. Burt Flickinger. III - Mr. Flickinger is a Managing Director at Reach Marketing, a marketing and communications firm. He advises bread and snack producers with respect to positioning their products to increase their sales. He was the guest speaker at the 2005 annual convention of the American Bakers Association, and is recognized as an expert on sales and marketing in the baking industry. The Equity Committee believes that Flickinger is well-suited to help the Board address "above the line" issues and increasing sales and revenues at IBC. (We will forward a copy of Flickinger's CV separately.)

         4. Bill Mistretta - Mr. Mistretta has over 20 years experience with managing the business operations of bakery concerns including coordinating and rationalizing shipping and logistics. The Equity Committee feels that Mistretta, like Flickinger, will help the Board address increasing sales and profitability at the company.

Sonnenschein
Sonnenschein, Nath & Rosenthal LLP

Correspondence to J. Eric Ivester, Esq.
June 27, 2006
Page 4


         We would like the meeting between the Equity Committee and the Board to be scheduled promptly after our meeting with Alvarez & Marsal and management on June 29, 2006. If you have any questions in the interim, then please contact either of us.


                                 Sincerely,



                                 Peter D. Wolfson
                                 D. Farrington Yates

Cc:     Leo Benatar
        Chairman, Board of Directors
        Interstate Bakeries Corporation
        12 East Armour Boulevard
        Kansas City, MO 64111

        Members of the Equity Committee
        Houlihan Lokey Howard & Zukin

                                   Exhibit B



                      [Schedule 13D Intentionally Omitted]

                              [Brencourt Letterhead



July 21, 2006
Mr. Leo Benatar Chairman of the Board
Interstate Bakeries Corporation
c/o Benatar & Associates
121 Burdette Road Atlanta, GA 30327

Dear Leo:

I want to again thank you, Rich Metrick and Ken Baum for taking the time to meet with myself and my colleagues, Marc Nuccitelli and Dan Chandra, as well as Jim McCarroll from Reed Smith. I appreciate the conversation we had concerning the efforts on behalf of shareholders and creditors that you, Ken and Rich have demonstrated.

Like the three directors present, we also are not content with the operational and financial performance of the company. We support your efforts in the complex and multi-variable tasks of dealing with issues such as leadership, marketing, labor and operations at Interstate Bakeries.

I think we both agree that under all rational scenarios, the bank debt and all creditors will be paid in full, and therefore, the fulcrum security clearly is the equity. Given our shared interests in achieving a successful emergence from bankruptcy or other favorable outcomes for shareholders, I want to follow up on our conversation with you, Rich and Ken.

As you requested at our meeting, I submit to you, for your consideration, a list below of eight candidates for the Board of Directors of Interstate Bakeries. To ensure that the Board includes an optimal blend of relevant knowledge and skills sets, we believe it is imperative that the Board of Directors choose four candidates from this list whom you and the Board feel are the most qualified to help the Board achieve our shared goal. I personally feel that it is helpful to have the continued leadership, institutional knowledge, and dedication to a successful outcome that I feel you, Rich and Ken demonstrated in our meeting.

I recognize that in our shared search for a successful outcome for the shareholders of Interstate Bakeries, difficult choices and compromises will be necessary. I want to help strengthen your team as you continue to work at this difficult task. I believe that additional directors with industry experience will help us achieve our goal in the near term.

I will be available to you for any clarification and discussion that you may wish to have. I look forward to your response.

Respectfully,


/s/William L. Collins
William L. Collins
Chairman and CEO
Brencourt Advisors LLC

Enc

Board Members Recommendations from Brencourt Advisors, LLC

Joshua Gotbaum
David Weinstein
Burt Flickinger
Joseph E O'Leary, Esq.
John Delucca
George Lampros
William Mistretta
David Pauker

                                    EXHIBIT C





                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           FORT WORTH DISTRICT OFFICE
                               801 CHERRY STREET
                                   SUITE 1900
                            FORT WORTH, TEXAS 76102
                   PHONE; (817) 978-3821   FAX; (817) 979-2809

                                October 25, 2006



VIA FACSIMILE [(312) 407-0411]
and OVERNIGHT DELIVERY
----------------------

Tina Tchen, Esq.
Skadden, Arps, Meagher & Flom LLP & Affiliates
333 W. Wacker Drive
Chicago, IL 60606

          Re:    In the Matter of Interstate Bakeries Cora. (FW-02816)
                 -----------------------------------------------------

Dear Ms. Tchen:

        The staff of the Fort Worth District Office understands that your client, Interstate Bakeries Corp., is interested in resolving the referenced investigation. The staff is prepared to recommend that the Commission accept an offer of settlement in which IBC consents to the issuance by the Commission of an order requiring that IBC cease and desist From committing or causing any violations and any future violations of Sections 13(a), 13(b)(2)(A) and I3(b)M(B) of the Exchange Act and Rules 12b-20, 13a-l, 13a-11 and 13a-13 thereunder. This recommendation and the proposed order are based upon IBC's materially misstated financial statements in its Forms 10-Q for the quarters ended November 15, 2003, and March 6, 2004, and IBC's delinquency in filing its fiscal 2004, 2005 and 2006 Forms 10-K and its fiscal 2005 and 2006 Forms 10-Q.

        As you know, because IBC is delinquent with its periodic filings, the company will be in violation of the Commission order as soon as it is entered. Please be advised that unless IBC files all outstanding Forms 10-K or I0-Q by December 31, 2006, including those then due by December 31, 2006, the staff intends to recommend to the Commission that it institute proceedings pursuant to
Section 12(j) of the Securities Exchange Act of 1934 to revoke the registration of IBC's common stock and that it file a federal court action seeking enforcement of the cease-and-desist order.

        If you have any questions, you may call me at (817) 978-6471 or Barbara Gunn at (817) 978-6467.


                                                  Sincerely,

                                                  /s/ John C. Martin
                                                  John C. Martin
                                                  Branch Chief